EXHIBIT 3(m)
                                                                  ------------

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                   MERGING
                             SILICON SYSTEMS, INC.
                                 WITH AND INTO
                        TEXAS INSTRUMENTS INCORPORATED

                        Pursuant to Section 253 of the
                          General Corporation of Law
                           of the State of Delaware

          Texas Instruments Incorporated, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Silicon Systems, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:
          FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.
          SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.
          THIRD: The Board of Directors of the Company, by the following resolutions duly adopted at a meeting of the Board on December 2, 1999, determined to merge the Subsidiary with and into the Company pursuant to
Section 253 of the DGCL:
          RESOLVED, that the Board of Directors of the Company has deemed it advisable that Silicon Systems, Inc.
          (the "Subsidiary") be merged with and into the Company pursuant to Section 253 of the General
          Corporation Law of the State of Delaware; and it is

          FURTHER RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger"); and it is

          FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is

          FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is

          FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a Certificate of Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is

          FURTHER RESOLVED, that the Merger shall be effective upon the date of filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is

          FURTHER RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized on behalf of the Company to do all things and to take any other actions in furtherance of the foregoing resolutions as such officer may deem necessary or appropriate.

          FOURTH: The Company shall be the surviving corporation of the Merger.
          FIFTH: The Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.
          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 17th day of December, 1999.
                               TEXAS INSTRUMENTS INCORPORATED


                               By:      /s/ RICHARD J. AGNICH
                                    ---------------------------------
                                    Name:   Richard J. Agnich
                                    Office: Senior Vice President, Secretary
                                            and General Counsel